Exhibit 10.2

FORM OF
GLOBALSTAR, INC.

RESTRICTED STOCK UNITS AGREEMENT

NON-U.S. DESIGNATED EXECUTIVE

Globalstar, Inc. (“Globalstar”) has granted and has promised to grant to the Participant named in the Notice of Grant of Restricted Stock Units (the ”Grant Notice”) to which this Restricted Stock Units Agreement (the “Agreement”) is attached an Award and future Awards consisting of Restricted Stock Units subject to the terms and conditions set forth in the Grant Notice and this Agreement.  The Award has been granted, and any future Award provided in the Grant Notice will be granted, pursuant to the Globalstar, Inc. 2006 Equity Incentive Plan (the ”Plan”), as amended to the applicable Date of Grant, the provisions of which are incorporated herein by reference.  By signing the Grant Notice, the Participant:  (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan, a prospectus for the Plan in the form most recently registered with the U.S. Securities and Exchange Commission (the “Plan Prospectus”), and the supplement to the Plan Prospectus for the Participant’s country of residence (the “Information Statement”), (b) accepts the Award and each future Award specified in the Grant Notice subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.  The Awards provided in the Grant Notice completely supersede and replace a supplemental executive incentive compensation program that Globalstar previously provided to the Participant under a “Designated Executive Incentive Compensation Memorandum” effective as of November 1, 2004.  This Agreement does not modify or otherwise affect Participant’s terms and conditions of employment.  It does not, expressly or by implication, create a contract for, or any assurance of, a fixed or minimum duration of employment by Participant.  Participant acknowledges and agrees that all agreements and understandings in this Agreement are expressly made subject to all applicable terms and conditions of the Globalstar Personnel Policies and Procedures Manual, and the Plan.

1.                                       DEFINITIONS AND CONSTRUCTION.

1.1                          Definitions. Capitalized terms used in this Agreement but not defined in this Agreement have the meanings given to them in the Plan.  In the event of conflict in the definition of a capitalized term between this Agreement and the Plan, the definition in this Agreement shall prevail, subject, however, to Section 1.2.  As used in this Agreement, the following terms have these meanings:

(a)                                  “Affiliate(s) (of Thermo)” means persons, natural or otherwise, who, directly or indirectly, control, are controlled by, or are under common control with Thermo.

(b)                                 “Annual Vesting Dates” means, subject to fulfillment of applicable vesting conditions set out in Section 4 of this Agreement, the first Trading Day of 2008, 2009, 2010, and 2011 that is three business days after Globalstar shall have announced its earnings for the years ended, respectively, on December 31, 2007, 2008, 2009, and 2010.

(c)                                  “Change of Control” means an event, or series of events, as a result of which any party other than Thermo becomes the beneficial owner, directly or indirectly, of securities of Globalstar representing more than fifty percent (50%) of the combined voting power of Globalstar’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that the following acquisitions shall not constitute a Change of Control:  (1) an acquisition by any such person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (2) any acquisition directly from Globalstar, including without limitation a public offering of securities, (3) any acquisition by Globalstar, (4) any acquisition by a trustee or other fiduciary under an employee benefit plan of Globalstar, or (5) any acquisition by an entity owned directly or indirectly by the stockholders of Globalstar in substantially the same proportions as their ownership of the voting securities of Globalstar.  The effective date of a Change of Control will be determined from the documents under which the Change of Control occurs.

(d)                                 “Dividend Equivalent Units” means additional Restricted Stock Units credited pursuant to Section 3.3.

(e)                                  “Effective Date” means the date of this Agreement.

(f)                                    “Fair Value of Services” Total compensation (exclusive of compensation under this Agreement) that is at least equal to the compensation that Participant would be entitled to receive if employed on an arm’s length basis to perform the services for which Participant accepts ongoing employment by the Company after a Change of Control, but under no circumstances less than the salary, plus all benefits (exclusive of compensation under this Agreement) that Participant was receiving from the Company before the effective date of the Change of Control.

(g)                                 “Company” means any applicable member of the Globalstar Group, as the context may require.

(h)                                 “Globalstar Group” means Globalstar and, at any time, all entities that are directly or indirectly owned or controlled by Globalstar.

(i)                                     “Insider Trading Policy” has the meaning provided in Section 5.1 of this Agreement.

(j)                                     “Plan” means the Globalstar, Inc. 2006 Equity Incentive Plan, approved by the Board and by the stockholders of the Company on July 12, 2006, as amended from time to time.

(k)                                  “Settlement Date” means the date on which a Unit becomes a Vested Unit.

(l)                                     “Stock” means common stock of Globalstar, $0.001 (US) par value per share, as adjusted from time to time in accordance with Section 8.

(m)                               “Stock Exchange” means any stock exchange registered under the Securities Exchange Act of 1934, including NASDAQ, on which Stock shall been registered as of an applicable Settlement Date.

(n)                                 “Successor” means a successor to Globalstar as a result of any Change of Control transaction or series of transactions.

(o)                                 “Thermo” means collectively, Globalstar Holdings LLC, a Delaware limited liability company, Globalstar Satellite, LP, and Thermo Funding Company, LLC, both organized under the laws of Colorado, and their respective Affiliates.

(p)                                 “Trading Day” means any day on which Stock shall be traded on a Stock Exchange.

(q)                                 “Vested Units” means Units that were issued under this Agreement that have vested under Section 4.

(r)                                    “Vesting Date” means any date, including an Annual Vesting Date, on which Awards, or any portion thereof, granted under this Award Agreement shall have become Vested Units.

(s)                                  “Units” means the Restricted Stock Units originally granted pursuant to the Award and the Dividend Equivalent Units credited pursuant to the Award, as both shall be adjusted from time to time pursuant to Section 7.

1.2                          Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.  This Agreement is intended to be consistent with the Plan.  In the event of an irreconcilable conflict of substance, this Agreement shall be interpreted to reconcile it with the applicable provisions of the Plan.

2.                                       ADMINISTRATION.

All questions of interpretation concerning the Grant Notice and this Agreement shall be determined by the Committee.  All determinations by the Committee shall be final and binding upon all persons having an interest in the Award.  Any Officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

3.                                       THE AWARDS.

3.1                          Grant of Restricted Stock Units.  On the applicable Date of Grant, the Participant shall acquire, subject to the provisions of this Agreement, the Number of Restricted Stock Units set forth in the Grant Notice, subject to adjustment as provided in Section 7.  Each Unit represents a right to receive on a date determined in accordance with the Grant Notice and this Agreement one (1) share of Stock.

3.2                             No Monetary Payment Required.  The Participant is not required to make any monetary payment (other than applicable tax and social insurance contributions withholding, if any) as a condition to receiving the Units or shares of Stock issued in settlement of the Units.  Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash having a value not less than the par value of the shares of stock issued upon settlement of the Units.

3.3                             Dividend Equivalent Units.  On the date that the Company pays a cash dividend to holders of Stock generally, the Participant shall be credited with a number of additional whole Dividend Equivalent Units determined by dividing (a) the product of (i) the dollar amount of the cash dividend paid per share of Stock on such date and (ii) the total number of Restricted Stock Units and Dividend Equivalent Units previously credited to the Participant pursuant to the Award and which have not been settled or forfeited as of such date, by (b) the Fair Market Value per share of Stock on such date.  Any resulting fractional Dividend Equivalent Unit shall be rounded to the nearest whole number.  Such additional Dividend Equivalent Units shall be subject to the same terms and conditions and shall be settled or forfeited in the same manner and at the same time as the Restricted Stock Units originally subject to the Award with respect to which they have been credited.

3.4                             Compliance with Law.  The grant of Units hereunder and the issuance of the shares of Stock in settlement of the Units shall be subject to compliance with all applicable requirements of federal, provincial, state or foreign law.  No Units shall be granted and no shares of Stock shall be issued in settlement of the Units granted hereunder at any time when the grant and/or issuance would constitute a violation of any applicable federal, provincial, state or foreign securities laws or other law or regulations or the requirements of the Stock Exchange or other stock exchange or market system upon which the Stock may then be listed.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful grant of the Units and the issuance of any Shares in settlement of the Units granted hereunder shall toll the Company’s obligation to grant the Units and/or issue the shares of Stock until such disability shall have been removed, and shall relieve the Company of any liability in respect of any resultant delay in granting the Units and/or issuing such shares of Stock as to which such requisite authority shall not have been obtained.  As a condition to the grant of the Units and the issuance of the shares of Stock in settlement of the Units, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

3.5                             Compliance with Rule 16b-3.  The grant of Units subject to this Agreement have been approved by the Board in compliance with Rule 16b-3(d) promulgated under the Securities Exchange Act of 1934.

4.                                       VESTING OF UNITS AND ISSUANCE OF SHARES.

4.1                             Normal Vesting.  Except as provided in this Section 4, the Units shall vest and become Vested Units as provided in the Grant Notice (any Units which are not Vested Units shall be referenced hereunder as “Unvested Units”).

4.2                             General Rule Regarding Forfeiture.  Subject to the exceptions in Sections 4.3, 4.4 and 4.5, in the event that Participant’s Service terminates for any reason or no reason, with or without Cause, the Participant shall cease vesting in the Units subject to this Award and shall immediately forfeit all rights to future issuance of Units and all Unvested Units and the Participant shall not be entitled to any payment therefor.  For purposes of the foregoing, the Participant’s termination date shall be the earlier of:  (a) the date on which the Participant ceases to render actual Service to the Company, a Participating Company or a Successor; (b) the date on which the Company, a Participating Company or the Participant first provides notice of termination of Service; or (c) the first date of any statutory notice period provided under local law, notwithstanding any entitlement that the Participant might have to notice, pay in lieu of notice, severance pay, or termination pay.

4.3                             Acceleration of Vesting in Event of Change of Control.  If Globalstar or stockholders holding, in the aggregate, more than fifty percent (50%) of the combined voting power of Globalstar’s then-outstanding securities entitled to vote generally in the election of Directors should enter into one or more final and binding agreements under which a Change of Control would occur before all Units have been granted under Section 3.1 and have become Vested Units under Section 4.1, then,

(a)                                  seven (7) Trading Days before the effective date of the Change of Control, subject to Sections 3.4 and 5.3 all ungranted Units shall be granted, and,

(b)                                 subject to Section 5.1, all Units shall immediately become fully Vested Units; provided, however, that in the event the Awards are assumed or substituted by a Successor this Section 4.3 is expressly also made subject to special rules (i) and (ii) set forth below.  In the event that the Successor does not assume or substitute the Awards, full acceleration of the grant and Vesting of the Awards under this Section 4.2.4 shall occur notwithstanding the employment of the Participant by the Company or the Successor following the effective date of the Change of Control.

(i)                                     If the transaction or event that results in the Change of Control includes a requirement that the Participant remain employed by the Company or its successor for a period of up to, but not more than, twelve (12) months after the effective date of the Change of Control, then if Participant’s continued employment for the entire employment period would be for not less than Fair Value of Services, Participant agrees to accept the offered employment, and the vesting of all Unvested Units on the effective date of the Change of Control will occur on the earlier of twelve (12) months following the effective date of the Change of Control or the termination of Participant’s employment by or at the request of the Company or its successor.

(ii)                                  If the transaction or event that results in the Change of Control includes a requirement that Participant remain employed by the Company or its successor for a period of in excess of twelve (12) months after the effective date of the Change of Control, then if Participant’s continued employment would be for not less than Fair Value of Services, Participant will accept the offered employment; provided, however, that if the required period is in excess of 24 months, Participant need only offer to accept for 24 months.  In such event, the vesting of all Unvested Units as of the effective date of the Change of Control shall occur to the extent of one-half of the Units not then vested on the first anniversary of the effective date of the Change of Control, and vesting of one-half of such Units shall occur on the second anniversary of the effective date of the Change of Control; provided, however, that under no circumstances shall final vesting occur later than the earliest of:  (i) the date of termination of Participant by or at the request of the Company or a Successor, (ii) 24 months after the effective date of the Change of Control, or (iii) the final Annual Vesting Date.

4.4                             Acceleration for Second Generation Constellation.  Subject to Sections 3.4, 4.1, 4.5, 5.1 and 5.3, granting and vesting of all ungranted or Unvested Units shall occur on the date that the Committee, acting in the exercise of its discretion, which shall not be withheld or delayed unreasonably, determines that not less than twenty-four (24) satellites of Globalstar’s “second generation constellation” have entered commercial service and are performing satisfactorily in carrying two-way voice and data, revenue capable, traffic.

4.5                             Exceptions.  Subject only to limitations under Sections 3.4, 5.1 and 5.3,

(a)                                  Partial Vesting with Respect to Next Succeeding Annual Vesting Date.  If the Company terminates Participant for any reason other than for Cause before any Annual Vesting Date, the Participant’s Unvested Units that would have vested on the applicable Annual Vesting Date (but not on any subsequent Annual Vesting Dates) shall vest pro rata on the date of Participant’s termination.  The pro rata share shall be determined by multiplying the Award by a fraction with:

(i)                                     a numerator equal to the greater of (a) 12 or (b) 12 minus the number of whole months remaining until the applicable Annual Vesting Date, and

(ii)                                  a denominator of 12.

This exception shall not apply if the termination of employment is a voluntary termination or resignation by Participant.

(b)                                 Termination within Six Months prior to a Change of Control.  In addition to Participant’s rights under Section 4.5(a), if the Company terminates Participant’s employment for any reason other than for Cause, and the effective date of a Change of Control occurs within six (6) months after the date of termination, then, notwithstanding Participant’s termination and in addition to Participant’s rights under Section 4.5(a), all of the Unvested Units relating to the current Award shall be reinstated and vesting of such reinstated Units shall occur on the date that the Change of Control becomes effective.  On the same date, ungranted future Awards provided in the Grant Notice shall be reinstated, applicable Units shall be granted, and vesting of these Units shall occur, to the full extent that would have occurred in the event Participant had been employed at the time of the effective date of a Change of Control.  This exception shall not apply if the termination of employment was a voluntary termination or resignation by Participant.

(c)                                  Termination Because of Death or Disability.  If a Participant’s employment terminates prior to the final Annual Vesting Date because of Participant’s death or Disability, Participant (or if applicable Participant’s duly qualified estate, personal representative, or designated beneficiary), shall be entitled to receive, as Vested Units, all Units that would have vested on the next Annual Vesting Date after the occurrence of death or Disability and notwithstanding the actual date of the applicable Annual Vesting Date, distribution shall be made on the date that is three (3) months after the date of death or Disability.  Rights under this Section 4.5(c) are in lieu of rights that Participant would have enjoyed under Sections 4.5(a) and 4.5(b).

5.                                       SETTLEMENT OF THE AWARD.

5.1                             Issuance of Shares of Stock.  Subject to the provisions of Section 5.3 below, the Company shall issue to the Participant, on the Settlement Date with respect to each Unit to be settled on such date, one (1) share of Stock; provided however, that if such Settlement Date is a date on which a sale by the Participant of the Stock to be issued in settlement of such Unit would violate the Insider Trading Policy of the Company, then the Settlement Date with respect to such Unit shall be the earlier of (a) the next day on which such sale would not violate the Insider Trading Policy or (b) the date that is two and one-half (2½) months from the end of the calendar year in which such Unit became a Vested Unit.  For purposes of this Agreement, “Insider Trading Policy” means the written policy of the Company pertaining to the sale, transfer or other disposition of the Company’s equity securities by members of the Board, Officers or other employees who may possess material, non-public information regarding the Company, as in effect at the time of a disposition of any shares of Stock.  Shares of Stock issued in settlement of Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 5.3.

5.2                             Beneficial Ownership of Shares; Certificate Registration.  The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares of stock acquired by the Participant pursuant to the settlement of the Award.  Except as provided by the preceding sentence, a certificate for the shares as to which the Award is settled shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

5.3                             Restrictions on Grant of the Award and Issuance of Shares.  The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, provincial, state or foreign law with respect to such securities.  No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, provincial, state or foreign securities laws or other law or regulations or the requirements of the stock exchange or any other stock exchange or market system upon which the Stock may then be listed.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained.  As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

5.4                             Fractional Shares.  The Company shall not be required to issue fractional shares upon the settlement of the Award.

6.                                       TAX MATTERS.

6.1                             Tax and Social Insurance Contributions in General.  At the time the Grant Notice is executed, or at any time thereafter as requested by the Company or a Participating Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant by the Company or a Participating Company, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, provincial, local and foreign tax and social insurance contributions withholding obligations of the Company or the Participating Company, if any, which arise in connection with the Award, including, without limitation, obligations arising upon (a) the grant of the Units to the Participant or (b) the issuance of shares of Stock to the Participant in settlement of the Units.  The Company and the Participating Company shall have no obligation to deliver the shares of Stock until the tax and social insurance contributions withholding obligations of the Company or the Participating Company have been satisfied by the Participant.

6.2                             Withholding in Shares.  Subject to approval by the Company and as permitted under local law, in its discretion, the Participant may satisfy all or any portion of any applicable tax and social insurance contributions withholding obligations by requesting the Company to withhold a number of whole shares of Stock otherwise deliverable to the Participant in settlement of the Vested Units having a fair market value, as determined by the Company as of the date on which the tax and social insurance contributions withholding obligations arise, not in excess of the amount of such tax and social insurance contributions withholding obligations determined by the applicable minimum statutory withholding rates or, in the absence of any minimum statutory withholding rates, by the Company in its sole discretion.  Any adverse consequences to the Participant resulting from the procedure permitted under this Section, including, without limitation, tax consequences, shall be the sole responsibility of the Participant.

7.                                       ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number of Units subject to the Award and/or the number and kind of shares to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award.  For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.”  Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number.  The Committee in its sole discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in capital structure of the Company or distributions as it deems appropriate.  Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

8.                                       RIGHTS AS A STOCKHOLDER, DIRECTOR, EMPLOYEE OR CONSULTANT.

The Participant shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 3.3 and Section 7.  If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is for no specified term.  Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service at any time.

9.                                       LEGENDS.

The Company may at any time place legends referencing any applicable federal, provincial, state or foreign securities law restrictions on all certificates representing the shares of Stock issued pursuant to this Agreement.  The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

10.                                 MISCELLANEOUS PROVISIONS.

10.1                       Termination or Amendment.  The Committee may terminate or amend the Plan, or this Agreement at any time; provided, however, that no such termination or amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation.  No amendment or addition to this Agreement shall be effective unless in writing.

10.2                       Non-Transferability of the Award.  Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

10.3                       Further Instruments.  The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

10.4                       Binding Effect.  This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

10.5                       Delivery of Documents and Notices.  Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature to the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a)                                  Description of Electronic Delivery.  The Plan documents, which may include but do not necessarily include:  the Plan, the Grant Notice, this Agreement, the Plan Prospectus and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically.  In addition, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time.  Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b)                                 Consent to Electronic Delivery.  The Participant acknowledges that the Participant has read Section 10.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and the Grant Notice described in Section 10.5(a).  The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing.  The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails.  Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails.  The Participant may revoke his or her consent to the electronic delivery of documents described in Section 10.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail.  Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 10.5(a).

10.6                       Integrated Agreement.  The Grant Notice, this Agreement and the Plan together with any employment, service or other agreement between the Participant and a Participating Company referring to the Award shall constitute the entire understanding and agreement of the Participant and the Globalstar Group with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Globalstar Group with respect to such subject matter other than those as set forth or provided for herein or therein.  To the extent contemplated herein or therein, the provisions of the Grant Notice and the Agreement shall survive any settlement of the Award and shall remain in full force and effect.

10.7                       Beneficiary Designation.  Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan and this Agreement to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit.  Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse.  If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

10.8                       Applicable Law.  This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

10.9                       Counterparts.  The Grant Notice and this Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.10                 Discretionary Nature of the Plan; No Vested Rights.  The Participant acknowledges and agrees that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time.  The grant of Units under the Plan is a one-time benefit and does not create any contractual or other right to receive an award or benefits in lieu of an award in the future.  Except as provided in the Grant Notice, future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of an award, the number of shares subject to an award, and the vesting provisions.

10.11                 Termination Indemnities/Severance Pay.  The Participant’s participa-tion in the Plan is voluntary.  The value of the Units granted pursuant to this Agreement under the Plan is an extraordinary item of compensation outside the scope of the Participant’s employment contract, if any, and is not part of normal or expected compensation for purposes of calculating any wages, severance, resignation, pay in lieu of notice, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments.

10.12                 Termination of Designated Executive Incentive Compensation Memorandum.  On the Effective Date, Participant’s rights under the Globalstar Companies

Designated Executive Incentive Compensation Memorandum effective as of November 1, 2004 shall terminate.

11.                                 CONSENT TO COLLECTION/

PROCESSING/TRANSFER OF PERSONAL DATA.

The Participant voluntarily acknowledges and consents to the collection, use, disclosure, processing and transfer of personal data as described in this Section.  The Participant is not obliged to consent to such collection, use, processing and transfer of personal data; however, failure to provide the consent may affect the Participant’s ability to participate in the Plan.  The Company, the Participating Companies and the Participant’s employer hold certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, social security number, social insurance number, or other employee identification number, salary, nationality, job title, any Units, Dividend Equivalent Units, Stock or directorships held in the Company, details of all options or any other entitlement to Stock awarded, canceled, purchased, vested, unvested or outstanding in the Participant’s favor (“Data”), for the purpose of managing and administering the Plan.  The Company and/or the Participating Companies will collect, use, disclose and transfer Data amongst themselves (i) with the consent of the Participant, (ii) as required or permitted by law, and/or (iii) for purposes relating to the implementation, administration and management of the Participant’s participation in the Plan, and the Company and/or any of the Participating Companies may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan.  These Data recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States.  The Participant hereby authorizes them to collect, receive, possess, use, retain, disclose and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares on the Participant’s behalf to a broker or other third party with whom the Participant may elect to deposit any shares acquired pursuant to the Plan.  The Participant may, at any time, make a request in writing to the Company to:  review the Data; request corrections to it; or withdraw the Participant’s consent herein.  The Company will consider such requests and provide its response to the Participant in writing; however, withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan.

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Agreed to as of August 10, 2007.

PARTICIPANT:

Printed Name:

Address:

GLOBALSTAR, INC.

By:
Printed Name:
Title: